EXHIBIT EX-99.H5A
                                WORLD FUNDS TRUST

                            SHAREHOLDER SERVICES PLAN

WHEREAS, the World Funds Trust (the "Trust") is engaged in business as a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Trust desires to compensate service providers ("Service Providers") that provide the services described herein to clients (the "Clients") who from time to time beneficially own shares of beneficial interest (the "Shares") of any series and class of the Trust listed in Schedule A to this Shareholder Services Plan (each a "Fund," and collectively, the "Funds"); and

WHEREAS, the Board of Trustees of the Trust (the "Trustess" or the "Board") have determined, in the exercise of reasonable business judgment and in light of their fiduciary duties, that there is a reasonable likelihood that the following Shareholder Services Plan (the "Plan") will benefit the Funds and the Clients owning the Shares of such Funds; and

WHEREAS, the Trustees adopt the Plan under which Service Providers will provide to Clients some or all of the shareholder services stated in Section 2 herein;

NOW, THEREFORE, the Trustees hereby adopt this Plan.

Section 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses relating to the provision of certain shareholder services to certain series and classes of the Trust, as listed in Schedule A to this Plan.

Section 2. The Trust will pay Service Providers a fee, up to the amount specified in Schedule A to this Plan, with respect to the average daily net asset value of shares owned of record or beneficially by clients with whom the Service Provider has a service relationship for shareholder services. Services for which this fee may be paid include, but are not limited to, (i) maintaining accounts relating to Clients that invest in Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by Service Providers; (iv) responding to inquiries from Clients concerning their investment in Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase, exchange and redemption requests from Clients and placing orders with the Funds or their service providers; (ix) providing sub-accounting with respect to Shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients. Service Providers may also use this fee for payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Service Providers' affiliates and subsidiaries as compensation for such services as are described herein.

Section 3. This Plan shall not take effect with respect to any Fund until it has been approved, together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees (as defined in Section 8 herein), at a meeting of the Board.

Section 4. This Plan shall, unless terminated as hereinafter provided, continue in effect for a period of more than one year after it takes effect, only for so long as such continuance is specifically approved at least annually in the manner provided in Section 3 herein for the approval of this Plan.

Section 5. During the existence of this Plan, the Trust shall require the Distributor, or any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement, shall provide to the Trustees, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made with respect to each Fund, and shall furnish the Trustees with such other information as the Board of Trustees may reasonably request in connection with payments made under the Plan.

Section 6. This Plan may be terminated at any time, with respect to Shares of any Fund listed in Schedule A, without payment of any penalty, at any time by the vote of a majority of the Qualified Trustees as defined in Section 8 herein.

Section 7. All agreements with any person relating to the implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide
(a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees (as defined in Section 8 herein), on not more than 60 days written notice to any other party to the agreement.

Section 8. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the U.S. Securities and Exchange Commission.

Section 9. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust, within the meaning of
Section 2(a)(19) of the 1940 Act, shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

Section 10. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

Section 11. This Plan may be amended at any time by the Board, provided that any material amendment of this Plan shall be effective only upon approval in the manner provided in Section 3 herein.

Section 12. Consistent with the limitation of shareholder and trustee liability as set forth in the Trust's Agreement and Declaration of Trust and By-Laws, each as amended and supplemented, any obligations assumed by the Trust, a class thereof pursuant to this Plan and any agreements related to this Plan shall be limited in all cases to the proportionate ownership of the class of the affected series and its assets, and shall not constitute obligations of any shareholder of any other class of the affected series or any other class or series of the Trust.

Section 13. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

Dated: July 30, 2008

A-2
1-WA/2860343.3

A-1
1-WA/2860343.3
                                   SCHEDULE A
                                     to the
                            SHAREHOLDER SERVICES PLAN

                           Dated as of October 1, 2008

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Fund Name                    Class                         Fee
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Commonwealth Small Cap Fund     Class A Shares            0.25%
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Commonwealth Small Cap Fund     Class P Shares            0.25%
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Commonwealth Small Cap Fund  Institutional Shares         0.25%
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Commonwealth Small Cap Fund     Class C Shares            0.25%
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Commonwealth Quantitative       Class A Shares            0.25%
Fund
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Commonwealth Quantitative       Class P Shares            0.25%
Fund
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Commonwealth Quantitative    Institutional Shares         0.25%
Fund
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Commonwealth Quantitative       Class C Shares            0.25%
Fund
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Frantzen Small Cap Growth       Class A Shares            0.25%
Fund
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Frantzen Small Cap Growth       Class P Shares            0.25%
Fund
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Frantzen Small Cap Growth    Institutional Shares         0.25%
Fund
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Frantzen Small Cap Growth       Class C Shares            0.25%
Fund
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Frantzen Large Cap Growth       Class A Shares            0.25%
Fund
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Frantzen Large Cap Growth       Class P Shares            0.25%
Fund
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Frantzen Large Cap Growth    Institutional Shares         0.25%
Fund
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Frantzen Large Cap Growth       Class C Shares            0.25%
Fund
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Frantzen Growth and Income      Class A Shares            0.25%
Fund
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Frantzen Growth and Income      Class P Shares            0.25%
Fund
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Frantzen Growth and Income   Institutional Shares         0.25%
Fund
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Frantzen Growth and Income      Class C Shares            0.25%
Fund
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